Exhibit 4(ee)

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

                        SANDBOX ENTERTAINMENT CORPORATION

                          SUBORDINATED PROMISSORY NOTE
                          ----------------------------

January 14, 1998                                                      $_________

         For value received, subject to the terms and conditions of this Subordinated Promissory Note (the "Note"), Sandbox Entertainment Corporation, a Delaware corporation (the "Company"), hereby promises to pay to the order of __________________________________, or its permitted assigns (the "Holder") the principal  sum of  _____________________________  ($_____________)  plus  simple interest accrued on unpaid principal from the date hereof until paid, at the interest rates set forth hereafter: Twelve percent (12%) per annum for the period through January 20, 1998; eighteen percent (18%) per annum for the period after January 20, 1998, through February 10, 1998; and twenty-five percent (25%) for the period after February 10, 1998. Subject to the terms and conditions of this Note, the unpaid principal amount of this Note and the unpaid interest accrued thereon shall be payable in full at the principal office of the Company within fifteen (15) days after written demand from Holder for payment thereof, provided that no such demand shall be made until the Registration Statement of the Company on Form SB-2 initially filed with the Securities and Exchange Commission on September 30, 1997, File No. 333-36787 has been declared effective under the Securities Act of 1933, as amended, and been closed.

         The following is a statement of the rights of the holder of this Note and the terms and conditions to which this Note is subject, and to which the holder hereof, by the acceptance of this Note, agrees:

         1. Definitions. Unless the context otherwise requires, as used in this Note, the following terms shall have the following meanings:

                  1.1 "Company" includes any corporation or other entity that shall succeed to or assume the obligations of the Company under this Note.

                  1.2 "Noteholder," "Holder," or similar terms, when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.
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                  1.3  "Senior  Indebtedness"  shall mean the  principal  of and unpaid accrued interest on: (i) all indebtedness of the Company to commercial banks or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Company now or hereafter (whether or not secured), (ii) all indebtedness and obligations of the Company that are secured by any portion of the assets of the Company, and (iii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

         2. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth herein, in right of payment to the prior payment in full of all the Company's Senior Indebtedness.

                  2.1 Default on Senior Indebtedness. Upon any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), dissolution, liquidation or other marshaling of the assets and liabilities of the Company (i) no amount shall be paid by the Company in respect of the principal of or interest on this Note at the time outstanding, unless and until any defaults on the Senior Indebtedness have been cured or waived or shall have ceased to exist and principal and interest on such obligations has been paid current, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder which shall assert any right to receive any payments in respect of principal or interest on this Note except in the event that any defaults on the Senior Indebtedness have been cured or waived or shall have ceased to exist. If there occurs an event of default that has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which it is outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note without the approval of the holders of the Senior Indebtedness.

                  2.2 Undertaking. By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 5.

         3. No Impairment. The Company will not willfully avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Noteholder against impairment.

         4. Prepayment. The Company may at any time, without penalty, prepay in whole or in part the principal amount, and/or any accrued interest outstanding under this Note. Any
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prepaying  shall be  applied  first to unpaid  accrued  interest  until all such interest has been paid, and then to unpaid principal.

         5. Event of Default. The principal amount due hereunder together with all accrued interest to date will accelerate and become due if an Event of Default (as hereinafter defined) occurs. An "Event of Default" shall exist under this Note if the Company: (i) petitions or applies to any tribunal for or consents to the appointment of a receiver, (ii) admits in writing its inability to pay its debts as they mature, (iii) makes a general assignment for the benefit of its creditors, (iv) is adjudicated bankrupt or insolvent, or (v) files voluntarily or has filed against it a petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute. Any Event of Default shall also be an Event of Default under both that certain Convertible Subordinated Promissory Note dated May 9, 1997 issued by the Company that is payable to the Holder and that certain Convertible Subordinated Promissory Note dated July 25, 1997 issued by the Company that is payable to Holder.

         6. Restrictions on Transfer. Noteholder acknowledges that this Note has not been registered or qualified under federal or state securities laws. Accordingly, the representations and warranties to be made by Noteholder in the Note and Warrant Purchase Agreement, or similar agreement, to which the Company and the original Noteholder are parties (the "Purchase Agreement") shall be deemed included herein and shall pertain to this Note as though fully set forth herein. By acceptance of this Note, the registered holder represents that the registered holder is purchasing this Note for its own account and not with a view to, or for sale in connection with, any distribution of this Note or any interest herein.

         7. Amendment; Waiver. Any term of this Note may be amended, and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only by the written consent of the Company and Noteholder.

         8. Assignment. This Note may be assigned by the holder only with the Company's prior written consent, only in compliance with the provisions of the Purchase Agreement, and only if the assignee of this Note acknowledges in writing to the Company that it is bound by all the terms and conditions of this Note. Any attempted assignment in violation of this Section shall be void.

         9. Headings; References. The headings in this Note are for purposes of convenience of reference only, and shall not be deemed to constitute a part of this Note. Unless otherwise expressly noted, all references to Sections in this Note refer to Sections of this Note.

         10. Notices. Any notice or other document required or permitted to be given or delivered to Noteholder shall be delivered at, or sent by certified or registered mail to, Noteholder at the address set forth on the first page to that certain Note and Warrant Purchase
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
Agreement, or to such other address as shall have been furnished to Company in writing by Noteholder. Any notice or other document required or permitted to be given or delivered to Company shall be delivered at or sent by registered or certified mail to, Company at 2231 East Camelback Road, Suite 324, Phoenix, AZ 85016, or to such other address as shall have been furnished in writing to Noteholder by Company. Any notice so addressed and mailed by registered or certified mail shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

         11. Law Governing. This Note shall be construed and enforced in accordance with, and governed by, the internal laws of the State of Arizona, excluding the body of law applicable to conflicts of law.

         12. Attorneys' Fees; Waiver of Presentment. The Company promises to pay the holder hereof, without demand, all reasonable attorneys fees, costs and other expenses incurred by such holder in enforcing any provision of this Note and hereby waives presentment, notice of nonpayment, notice of dishonor, protest, demand and diligence.

         13. Terms Binding. By acceptance of this Note, the holder of this Note (and each subsequent holder of this Note) accepts and agrees to be bound by all the terms and conditions of this Note.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name the date first written above.

                                       SANDBOX ENTERTAINMENT CORPORATION


                                       By:____________________________

                                       Name:__________________________
                                       Title:_________________________
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Schedule  4(ee) of the Form of  Subordinated  Promissory  Note dated January 14,
1998 -

List of Holders and Amounts of Loans


Holder and Address                              Amount of Loan

Sundance Venture Partners, L.P.                 $57,692.30
400 East Van Buren Street
Suite 750
Phoenix, Arizona 85004

Newtek Ventures II, L.P.                        $34,615.40
500 Washington Street
Suite 720
San Francisco, California 94111

Wasatch Venture Corporation                     $57,692.30
c/o Zions First National Bank
Investment Division, Venture Capital Dept.
1 South Main Street, Suite 1000
Salt Lake City, Utah 84133
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